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                                                                  EXHIBIT 23.9

                       CONSENT OF NOMINEE FOR DIRECTOR

   The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Avis Rent A Car, Inc. Registration Statement on Form S-1 that the undersigned will be nominated and elected as a director of Avis Rent A Car, Inc. upon consummation of the offering of common stock as contemplated in the Registration Statement.

/s/ Deborah L. Harmon
Deborah L. Harmon                                       Dated: August 19, 1997